Exhibit 10.3

Freidli Corporate Finance Inc.
Freigutstrasse 5
8002 Zürich
Switzerland

October 30, 2006

Osiris Therapeutics, Inc.

2001 Aliceanna Street

Baltimore, Maryland  21231-3043

Re:          $20,000,000 Convertible Note Offering

This letter is written in connection with the proposal of Friedli Corporate Finance, Inc., a Belize corporation (“FCF”), to undertake on behalf of Osiris Therapeutics, Inc., a Delaware corporation (“Osiris”), an offering of up to $20,000,000 in convertible promissory notes (the “Notes”) of Osiris (the “Offering”).  The Notes are, subject to certain conditions, convertible into shares of the Common Stock, par value $0.001 per share (the “Common Stock”), of Osiris.  The purpose of this letter is to set forth certain of the understandings between FCF and Osiris in connection with the Offering.  Additional understandings with regard to the arrangement between Osiris and FCF in respect of the Offering may be the subject of other and additional letters and agreements by and between the parties.

Osiris and FCF each understand that the Offering is to be undertaken in compliance with Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “Act”), and also in compliance with the requirements of Regulation D under the Act.  To that end, FCF does hereby represent, warrant, covenant and agree, in connection with the Offering, as follows:

1.             Neither FCF nor any of its affiliates, nor any person acting on its behalf, have engaged or will engage in any “directed selling efforts” (as such term is defined in Regulation S) in the United States with respect to the offering of the Notes, and they have complied and will comply with the offering restriction requirements of Regulation S in connection with the Offering.

2.             FCF acknowledges that neither the Notes nor the shares of Common Stock issuable upon conversion thereof have been, and the Notes will not be, and the shares of Common Stock issuable upon conversion thereof may not be, registered under the Act, and that, prior to the expiration of one year after the closing of the Offering (the “Distribution Compliance Period”), neither the Notes nor the shares of Common Stock issued upon conversion thereof may be offered or sold within the United States, or for the account or benefit of, any U.S. Person (as defined in Regulation S), except in accordance with the provisions of Rule 903 or 904 of Regulation S under the Act, or pursuant to an exemption from the registration requirements of the Act, or, in the case of any shares of Common Stock issued upon conversion of the Notes, unless registered pursuant to the Act.

3.             At or prior to the confirmation of sale of any of the Notes, FCF will have sent to each distributor, dealer or other person receiving any sort of selling concession, fee or other remuneration in connection with the purchase or placement of any of the Notes, and to each purchaser of the Notes in the Offering, a confirmation or notice to substantially the effect as that which is set forth as the legend on the cover page of the form of Note.

4.             FCF will not engage in hedging transactions with respect to offers and sales of the Notes or with respect to any shares of Common Stock of Osiris, during the Distribution Compliance Period, and any and all offering materials and documents used by FCF in connection with the Offering shall disclose, in a legend or legends prominently placed, that neither the Notes nor the shares of Common Stock issued or issuable upon conversion thereof are registered under the Act, and that neither the Notes nor such shares of Common Stock can be sold in the United States or to any U.S. Person other than a distributor during the Distribution Compliance Period, unless they are registered or unless an exemption from registration is available in respect of such sale.

5.             To the best of the knowledge of FCF, any and all Notes placed by or on behalf of FCF in connection with or in furtherance of the Offering, will be placed to individuals or entities resident of, and if an entity, organized under the laws of, a jurisdiction other than the United States, and which or whom are in each case “accredited investors” as defined in Rule 501(a) of the Act, or “qualified institutional buyers” within the meaning of Rule 144A of the Act.

6.             FCF will undertake and consummate the Offering of the Notes, including the issuance of any shares of Common Stock upon the conversion thereof, in compliance with the applicable securities and other laws, rules and regulations of the jurisdiction in which such offers and sales occur, including without limitation, those of the country of Switzerland.

And Osiris does hereby represent, warrant, covenant and agree, in connection with the Offering, as follows:

7.             Assuming the accuracy of FCF’s statement as included in paragraph 1 above, neither Osiris nor any of its affiliates, nor any person acting on its behalf, has engaged or will engage in any “directed selling efforts” (as such term is defined in Regulation S) with respect to the Offering of the Notes, and Osiris has complied and will comply with the offering restrictions requirements of Regulation S in connection with the Offering.

8.             Osiris will not consent to or otherwise permit or allow, and will refuse, any transfer of any of the Notes, or of any shares of Common Stock as may be issued from time to time upon conversion thereof, in either case, not made in compliance with Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from such registration.

Each of the parties to this letter acknowledges that the other will be relying upon the truth and accuracy of the other’s representations, warranties, agreements and acknowledgements as set forth herein, in order to determine the applicability of exemptions from the registration provisions of the Act with respect to the issuance and sale of the Notes in the Offering, and in connection with the issuance of the shares of Common Stock of Osiris issued upon the conversion of the Notes, and each does hereby agree to indemnify and to hold the other harmless from and against any and all claims, demands or liabilities as may result or arise from any breach therof.

Please acknowledge your agreement with the foregoing by executing a copy of this letter in the space provided below, whereupon this letter agreement will become a binding agreement between FCF and Osiris.

Very truly yours,

FRIEDLI CORPORATE FINANCE, INC.

		By:	/s/ Peter Friedli
		Name:	Peter Friedli
		Title:	President

AGREED AND ACCEPTED THIS 30th DAY OF OCTOBER, 2006.

OSIRIS THERAPEUTICS, INC.

By:	/s/ Cary J. Claiborne
Name:	Cary J. Claiborne
Title:	Chief Financial Officer